UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2017
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RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)
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California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2928 Ramco Street, Suite 120 West Sacramento, CA	95691
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 14, 2017, RiceBran Technologies (“Company”), Healthy Natural, Inc. (“HN”), the Company’s wholly-owned subsidiary, and United Laboratories Manufacturing, LLC (“Buyer”) entered into an Asset Purchase Agreement (“Purchase Agreement”), pursuant to which HN agreed to sell to Buyer the assets used in HN’s contract manufacturing and packaging business (“Asset Sale”). The Asset Sale occurred simultaneously with the signing of the Purchaser Agreement.

The purchase price payable by Buyer under the Purchase Agreement consisted of approximately $18.3 million in cash and the assumption of certain liabilities. The purchase price is subject to adjustment if the estimated closing working capital with respect to the assets sold and the liabilities assumed is different than the actual closing working capital for those assets and liabilities. $225,000 of the purchase price has been deposited in an escrow account to be used to satisfy any Company obligations that may arise relating to this working capital adjustment.

The Purchase Agreement contains customary representations, warranties and indemnification provisions. $550,000 of the purchase price has been deposited into an indemnity escrow account to satisfy indemnification claims against the Company, if any. In addition, the Purchase Agreement contains non-competition and non-solicitation provisions that restrict the Company, for a period of five years following the Asset Sale, from engaging in a business conducted by HN during the 12-month period before the closing of the Asset Sale, from diverting certain contract manufacturing businesses from Buyer and from hiring current or former employees of Buyer.

Allegiance Capital Corporation advised the Company in connection with the Asset Sale and was paid a fee of $519,350 upon the closing of the Asset Sale.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits

(b) Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within four business days after the occurrence of the event that required the filing of this Current Report on Form 8-K.

(d) Exhibits.

Exhibit
No.	Description

2.1	Asset Purchase Agreement dated July 14, 2017 among the Registrant, Healthy Natural, Inc. and United Laboratories Manufacturing, LLC.*

99.1	Press Released dated July 14, 2017.

*              Schedules and exhibits have been omitted pursuant to Item 602(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: July 17, 2017	By:	/s/ Robert Smith
Robert Smith
Chief Executive Officer
(Duly Authorized Officer)